Exhibit 99.d(2)(b)

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR

MUTUAL FUNDS

This Amendment dated as of April 29, 2022, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated July 1, 2020, by and among Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), is hereby amended as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the following Fund’s names:

FUND NAME	NEW FUND NAME
Invesco European Small Company Fund	Invesco EQV European Small Company Fund
Invesco International Small Company Fund	Invesco EQV International Small Company Fund

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

EXHIBIT A

Funds

Invesco EQV European Small Company

Invesco Global Core Equity Fund

Invesco EQV International Small Company Fund

Invesco Small Cap Equity Fund

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.

Adviser		Sub-Adviser

By:	/s/ Jeffrey H. Kupor	By:	/s/ Shalomi Abraham
Name: Jeffrey H. Kupor		Name:
Title: Senior Vice President & Secretary		Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

		By:	/s/ Bernard Langer	/s/ Alexander Taft
Name:
Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

		By:	/s/ Stephanie Butcher
Name:
Title:

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

		By:	/s/ Takashi Matsuo
Name:
Title:

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INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo
Name:
Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:
Title:

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